
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF THE FORM 10-Q FOR THE PERIOD
ENDED DECEMBER 31, 1995 AND THE CONDENSED CONSOLIDATED BALANCE SHEET AND EXHIBIT
11.1-COMPUTATIONS OF EARNINGS PER SHARE OF THE FORM 10-Q FOR THE PERIOD ENDED
SEPTEMBER 30, 1995 RESTATED FOR THE AVAIL SYSTEMS CORP. PURCHASE, ACCOUNTED FOR
USING THE POOLING OF INTERESTS METHOD AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 1995, RESTATED TO
INCLUDE THE PURCHASE OF AVAIL SYSTEMS CORP., ACCOUNTED FOR USING THE POOLING OF
INTERESTS METHOD.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               SEP-30-1995
<EXCHANGE-RATE>                                      1
<CASH>                                         154,000
<SECURITIES>                                         0
<RECEIVABLES>                                  210,600
<ALLOWANCES>                                    12,100
<INVENTORY>                                     28,100
<CURRENT-ASSETS>                               416,800
<PP&E>                                         198,800
<DEPRECIATION>                                  74,100
<TOTAL-ASSETS>                                 828,800
<CURRENT-LIABILITIES>                          368,100
<BONDS>                                         26,000
<PREFERRED-MANDATORY>                          147,900
<PREFERRED>                                          0
<COMMON>                                           300
<OTHER-SE>                                     196,500
<TOTAL-LIABILITY-AND-EQUITY>                   828,800
<SALES>                                         82,900
<TOTAL-REVENUES>                               264,200
<CGS>                                           54,700
<TOTAL-COSTS>                                  178,800
<OTHER-EXPENSES>                               106,100
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,000
<INCOME-PRETAX>                               (18,700)
<INCOME-TAX>                                     2,000
<INCOME-CONTINUING>                           (20,700)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (20,700)
<EPS-PRIMARY>                                   (0.68)
<EPS-DILUTED>                                   (0.68)

PP&E Cost and Accumulated Depreciation include capitalized non-consumable spares inventory. Bonds, mortgages and similar debt is comprised of borrowings due within one year and long-term debt. Other costs and expenses includes $27.2 million of acquisition-related charges related to the July 21, 1995 acquisition of Sigma Imaging Systems, Inc.

